UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2010 (February 24, 2010)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
 (Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On February 23, 2010, China TransInfo Technology Corp. (the "Company") filed a Current Report on Form 8-K describing, among other things, that the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with SAIF Partners III L.P. (the "Investor") pursuant to which the Company agreed to sell the Investor a total of 1,564,945 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), for an aggregate purchase price of $10,000,000 (the "Purchase Price"). The Shares were priced at $6.39 per share. The Shares were sold pursuant to a shelf registration statement (the "Registration Statement") declared effective by the Securities and Exchange Commission (the "Commission") on November 16, 2009. The offering and sale of the Shares described above is referred to hereinafter as the "Offering."

The Offering closed and all of the Shares were issued and sold on February 24, 2010. The Shares were offered and sold pursuant to, and drawn down off of, the Registration Statement, and the prospectus (the "Base Prospectus") included therein. The Offering was described in the prospectus supplement (collectively with the Base Prospectus, the "Prospectus") filed by the Company on February 23, 2010. The Company received gross proceeds of $10.0 million before various fees and expenses described in the Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
5.1	Opinion of Holland & Hart LLP (incorporated by reference to Exhibit 5.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 23, 2010)
10.1	Securities Purchase Agreement, dated February 21, 2010, by and between the Company and SAIF Partners III L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 23, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: March 2, 2010

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Holland & Hart LLP (incorporated by reference to Exhibit 5.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 23, 2010)
10.1	Securities Purchase Agreement, dated February 21, 2010, by and between the Company and SAIF Partners III L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 23, 2010)